UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 11, 2013

Global Digital Solutions, Inc.
(Exact name of registrant as specified in its charter)

New Jersey
(State or other jurisdiction of incorporation)

000-26361	22-3392051
(Commission File Number)	(IRS Employer Identification No.)

777 South Flagler Drive, Suite 800 West West Palm Beach, Florida	33401
(Address of principal executive offices)	(Zip Code)

(561) 515-6163
(Registrant’s telephone number, including area code)

_____________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On March 11, 2014, Global Digital Solutions, Inc., a New Jersey corporation (the “Company”), filed a Current Report on Form 8-K under Item 8.01 (the “Initial Report”) to report it had entered into two non-binding letters of intent relating to proposed acquisitions, and has submitted a non-binding proposal for another acquisition. The Company filed a press release attached to the Initial Report which omitted certain information.  Accordingly, the Company has corrected the first paragraph, second sentence, of the press release to read "GDSI has made an unsolicited offer to purchase Freedom for $1.082 billion in cash and shares of GDSI's common stock," rather than "GDSI has made an unsolicited offer to purchase freedom for $1.082 billion in cash," as issued inadvertently. The complete, corrected release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

99.1	Corrected Press Release dated March 11, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Digital Solutions, Inc.

Date: March 12, 2014	By:	/s/ David A. Loppert
David A. Loppert
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Corrected Press Release dated March 11, 2014